UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2021

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Foghorn Therapeutics Inc.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-39634	47-5271393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Technology Square, Ste 700
Cambridge,	MA	02139
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 586-3100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FHTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 10, 2021 (the “Effective Date”), Foghorn Therapeutics Inc. (the “Company” or “Foghorn”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with Eli Lilly and Company, an Indiana corporation (“Lilly”). Additionally, on the Effective Date, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Lilly, pursuant to which the Company agreed to sell and issue to Lilly shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”).
Under the Collaboration Agreement, the Company and Lilly will seek to use the Company’s platform technology to research, discover and develop therapeutic molecules directed to the selective BRM target and an additional undisclosed oncology target, and to three additional discovery programs (“Discovery Programs”). The Company will grant Lilly an exclusive license for Lilly to pursue the clinical development, manufacture and commercialization of products derived from or containing certain compounds developed pursuant to the Collaboration Agreement. The Company will have the right to participate in the development and commercialization of these products for the U.S. market, subject to the fulfillment of specific conditions set forth in the Collaboration Agreement.
Under the Collaboration Agreement, Lilly will pay the Company a non-refundable, non-creditable upfront payment of $300 million, and will make a concurrent $80 million equity investment in the Company pursuant to the Stock Purchase Agreement, as further described below. The Company will be eligible to receive a share of U.S. profits for co-commercialized products, subject to the fulfillment of certain conditions. Lilly and Foghorn will share 50/50 in the U.S. economics for products directed to the BRM-selective program and one other undisclosed target. For the three Discovery Programs, Foghorn will have an option to participate in a percentage of the U.S. economics following the successful completion of dose-finding toxicity studies. For these programs, Foghorn is eligible to receive development and commercialization milestones of up to an aggregate of approximately $1.3 billion if Foghorn does not exercise its option to participate in the U.S. economics for any Discovery Program. In addition, Lilly will pay the Company tiered royalties on product sales on a country-by-country and product-by-product basis (1) at royalty rates ranging from low-double digits to the twenties on ex-U.S. sales for products directed to the BRM-selective program and one other undisclosed target and (2) at royalty rates ranging from mid-single digits to low-double digits on sales outside the U.S. for products directed to the Discovery Programs, during the applicable royalty term and subject to certain royalty step-down provisions set forth in the Collaboration Agreement.
The Collaboration Agreement will expire on a product-by-product basis (i) upon the expiration of the last royalty term, for a product that is not the subject of the U.S. economics sharing arrangement and (ii) upon the parties’ and their sublicensees’ permanent cessation of the development, manufacture and commercialization of a product that is the subject of the U.S. economics sharing arrangement. Either party may terminate the Collaboration Agreement for uncured material breach by the other party, and the Company may terminate the agreement in case Lilly or its sublicensee pursues a patent challenge against a Company patent that is licensed to Lilly under the agreement. Lilly may terminate the Collaboration Agreement for convenience in its entirety or with respect to a target, project or product upon 60 days’ written notice to the Company. In the event of certain material breaches of the Collaboration Agreement by the Company, Lilly may, in lieu of terminating the agreement, terminate the Company’s co-development, co-commercialization and economics sharing rights with respect to any program to which the material breach relates.
Under the Stock Purchase Agreement, the Company has agreed to sell 4,000,000 shares of Common Stock (the “Shares”) to Lilly at $20.00 per share, for an aggregate purchase price of $80,000,000, on December 10, 2021 (the “SPA Closing”). In accordance with the Stock Purchase Agreement, the Company has amended its Amended and Restated Investors’ Rights Agreement, as previously amended (the “Investors’ Rights Agreement”), to provide Lilly with certain registration rights, including (i) the right to request that the Company file a registration statement on Form S-3 with respect to the Shares under conditions described in the Investors’ Rights Agreement; and (ii) in the event that the Company proposes to register any securities under the Securities Act, the right to certain “piggyback” registration rights allowing Lilly to include its registrable securities in such registration, subject to certain marketing and other limitations. In addition, pursuant to the Stock Purchase Agreement, the Company is obligated to use commercially reasonable efforts to allow Lilly to participate in future offerings of shares of Common Stock in an amount equal to its pro rata ownership of Common Stock, subject to certain limitations and exceptions, which obligation expires if Lilly ceases to hold all of the Shares or does not fully participate up to its pro rata ownership in any such offering. Lilly also has agreed to certain restrictions regarding an acquisition of the Company until the earlier of 540 days from the SPA Closing or such time as Lilly holds less than 2% of the outstanding Common Stock and has agreed to not transfer the Shares for a period of one year from the SPA Closing, subject to certain exceptions.
The foregoing summaries of the Stock Purchase Agreement and the Collaboration Agreement do not purport to be complete and are qualified in their entirety, respectively, by reference to the form of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and to the form of the Collaboration Agreement, which will be filed at a later date in accordance with the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 3.02 Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company is issuing the Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company is relying on this exemption from registration for private placements based in part on the representations made by Lilly, including the representations with respect to Lilly’s investment intent. The offer and sale of the Shares have not been registered under the Securities Act.
Item 7.01 Regulation FD Disclosure
On December 13, 2021, the Company and Lilly issued a joint press release announcing their entry into the Collaboration Agreement and the Stock Purchase Agreement and the transactions contemplated thereby, including the sale of the Shares to Lilly. A copy of the press release is attached hereto as Exhibit 99.1.
Additionally, the Company is furnishing as Exhibit 99.2 to this Current Report on Form 8-K a presentation, dated December 2021, which the Company intends to use from time to time in meetings with or presentations to investors.
The information in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Note Regarding Forward-Looking Statements.
This Current Report on Form 8-K includes forward-looking statements including without limitation statements regarding the transactions contemplated by the Collaboration Agreement and the Stock Purchase Agreement, anticipated proceeds from the Collaboration Agreement and the Stock Purchase Agreement, and the filing of a registration statement to register the resale of the Shares issued and sold pursuant to the Stock Purchase Agreement. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.
These risks and uncertainties include risks identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 and other filings the Company makes with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Amendment to Amended and Restated Investors’ Rights Agreement, by and among Foghorn Therapeutics Inc. and the investors party thereto, dated as of December 10, 2021
10.1	Stock Purchase Agreement, dated as of December 10, 2021, between Foghorn Therapeutics Inc. and Eli Lilly and Company
99.1	Press Release issued on December 13, 2021
99.2	Investor Presentation, dated December 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOGHORN THERAPEUTICS INC.
Date: December 13, 2021	By:	/s/ Adrian Gottschalk
Adrian Gottschalk
Chief Executive Officer